SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On October 10, 2006, Open Text Corporation (the “Company”) issued a press release announcing its preliminary guidance for the quarter ending September 30, 2006.

Item 2.05    Costs Associated with Exit of Disposal activities

On October 5, 2006, the Company committed to a plan (the “Exit Plan”) to primarily terminate various employees and abandon certain real estate facilities. The Company expects to incur primarily severance and other employee termination benefit costs as well as contract termination costs. The Company currently expects to complete the Exit Plan in the fiscal year ending June 30, 2007. At the date of the filing of this Form 8-K, the Company was still in the process of determining estimates of the amounts to be incurred as a result of this Exit Plan. The Company expects to be able to determine estimates of the ranges of the amounts to be incurred in connection with this Exit Plan around October 16, 2006, and within four business days of making such determination, the Company will disclose such ranges pursuant to a Form 8-K/A.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Open Text Corporation press release dated October 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

October 11, 2006	By:	/s/ Paul J. McFeeters
Paul J. McFeeters
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Open Text Corporation press release dated October 10, 2006

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